PRICING SUPPLEMENT NO. 79                                         Rule 424(b)(3)
DATED: October 23, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $20,000,000       Floating Rate Notes [x]     Book Entry Notes [x]

Original Issue Date: 10/24/2001     Fixed Rate Notes [ ]        Certificated Notes [ ]

Maturity Date: 10/24/2002           CUSIP#: 073928VN0

Option to Extend Maturity:          No    [x]
                                    Yes   [ ]  Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)          Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[X] Federal Funds Open Rate  +          Interest Reset Date(s):  Daily  ++

[ ]  Treasury Rate                      Interest Reset Period:  Daily

[ ]  LIBOR Reuters                      Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 2.68%            Interest Payment Period: Quarterly

Index Maturity: N/A

Spread (plus or minus): + 0.18%

+ Rate for Federal Funds as reported on Telerate Page 5 under the heading "Federal Funds/Open".

++ Interest Determination Dates are the same Business Day as the Interest Reset Dates.

* On the 24th of January, April, July and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.